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Exhibit 99.1

BIO-TECHNOLOGY GENERAL CORP. APPOINTS GRANT THORNTON AS
INDEPENDENT AUDITORS

        Iselin, New Jersey, October 17, 2002—Bio-Technology General Corp. (NASDAQ:BTGC) today announced the appointment of Grant Thornton LLP, the fifth ranking U.S. accounting firm, as its independent auditors.

        Sim Fass, Chairman and CEO of Bio-Technology General Corp. commented: "We are very pleased to have retained the services of Grant Thornton as our new auditors and we look forward to a mutually satisfying and productive relationship."

        Dr. Fass added: "We have every confidence that this brief period of uncertainty surrounding the auditor change is now over. Based on our discussions with Grant Thornton, we expect to be able to file our consolidated financial statements for the three and nine months ended September 30, 2002, with the necessary reviews by Grant Thornton, within the required time frame and in accordance with NASDAQ listing guidelines. Given the timing of the appointment of our new auditors and the acquisition of Rosemont Pharmaceuticals, we will issue our financial results news release for the third quarter and nine months ended September 30, 2002, as soon as practicable in the month of November 2002."

        Preliminary results for the three months ended September 30, 2002 are as follows:

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  Excluding the effect of any purchase accounting adjustments resulting from the acquisition of Rosemont, EPS is expected to exceed EPS of two cents in the first quarter and four cents in the second quarter of 2002.

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  Revenues from product sales are anticipated to exceed those of the first and second quarters of 2002, and those of the third and fourth quarters of 2001.

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  Oxandrin® prescriptions for the three and nine months ended September 30, 2002 grew 35% and 18%, respectively, over the comparable periods of 2001. Prescription growth from the second to the third quarter of 2002 was 12%. Retail prescriptions, representing approximately 60% of the total, grew 22% in the first nine months of 2002, compared to the same period in 2001, whereas long-term care prescriptions grew 18%.

        On September 30, 2002, the Company completed the acquisition of Rosemont Pharmaceuticals Ltd., a leading developer, manufacturer, and marketer in the UK market for oral liquid formulations of branded non-proprietary drugs.

        The Company currently anticipates that the Rosemont business, which is profitable and contributing to revenues as of the fourth quarter of this year, will be significantly accretive to earnings beginning in 2003. Anticipated cash flow from growth in sales of BTG's other marketed products will support ongoing development of the Company's proprietary pipeline products.

        Bio-Technology General Corp., a leading biopharmaceutical company, develops, manufactures and markets genetically engineered and other products for human health care. BTG's products are marketed worldwide. Products sold in the United States are Oxandrin® (oxandrolone, USP), marketed by BTG and by the Ross Products Division of Abbott Laboratories under a co-marketing agreement, Delatestryl® (testosterone enanthate), marketed by BTG, Mircette® (oral contraceptive), marketed by Organon, Inc., and BioLon™ (sodium hyaluronate), marketed by Akorn, Inc. Products sold internationally are Bio-Tropin™ (recombinant human growth hormone), BioLon™ (sodium hyaluronate), Bio-Hep-B™(hepatitis B vaccine), Silkis® (vitamin D derivative), Arthrease™ (sodium hyaluronate for osteoarthritis), and recombinant human insulin. BTG's news releases and other information are available on the Company's website at www.btgc.com.

        Arthrease is a trademark of DePuy Orthopaedics, Inc., Mircette is a registered trademark of Organon, Inc., Silkis is a registered trademark of Galderma.

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        Statements in this news release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes and delays in product development plans and schedules, customer acceptance of new products, changes in pricing or other actions by competitors, patents owned by the Company and its competitors, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission.

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  Exhibit 99.1
BIO-TECHNOLOGY GENERAL CORP. APPOINTS GRANT THORNTON AS INDEPENDENT AUDITORS